Exhibit (h)(a)(28)

October 30, 2015

Robert D. Spitz

Managing Director

State Street Bank and Trust Company

2495 Natomas Park Drive, Suite 400

Sacramento, CA 95833

Re:        Pacific Select Fund – Transfer Agency and Service Agreement

Reference is made to the Transfer Agency and Service Agreement between us dated as of May 1, 2011, as amended (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund change listed below.

Addition:

Diversified Alternatives Portfolio (effective October 30, 2015)

In accordance with the Additional Funds provisions of Section 12 of the Agreement, we request that you act as the transfer agent with respect to the new portfolios. A current schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.

Very truly yours,

Pacific Select Fund

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

By:	/s/ Kevin W. Steiner
Name: Kevin W. Steiner
Title: Assistant Vice President

Accepted:
State Street Bank and Trust Company

By:	/s/ Gunjan Kedia
Name: Gunjan Kedia
Title: Executive Vice President

Schedule A – Services Agreement

List of Portfolios

As of October 30, 2015

Fund	Class of Shares
ABSOLUTE RETURN PORTFOLIO	P
COMSTOCK	P
CORE INCOME	P
CURRENCY STRATEGIES	P
DIVERSIFIED BOND	P
DIVERSIFIED ALTERNATIVES	P
DIVIDEND GROWTH	P
EMERGING MARKETS	P
EQUITY INDEX	P
EQUITY LONG SHORT	P
EMERGING MARKET DEBT	P
FLOATING RATE LOAN	P
FLOATING RATE INCOME	P
FOCUSED GROWTH	P
GLOBAL ABSOLUTE RETURN	P
GROWTH	P
HEALTH SCIENCES	P
HIGH YIELD BOND	P
INFLATION MANAGED	P
INFLATION STRATEGY	P
INTERNATIONAL LARGE-CAP	P
INTERNATIONAL SMALL CAP	P
INTERNATIONAL VALUE	P
LONG/SHORT LARGE-CAP (both sub accounts maintained by State Street)	P
LARGE CAP GROWTH	P
LARGE-CAP VALUE	P
MAIN STREET CORE	P
MANAGED BOND	P
MID-CAP EQUITY	P
MID-CAP GROWTH	P
MID-CAP VALUE	P
PD AGGREGATE BOND INDEX	P
PD EMERGING MARKETS	P
PD HIGH YIELD BOND MARKET	P
PD INTERNATIONAL LARGE-CAP	P
PD LARGE-CAP GROWTH INDEX	P
PD LARGE-CAP VALUE INDEX	P
PD SMALL-CAP GROWTH INDEX	P
PD SMALL-CAP VALUE INDEX	P
REAL ESTATE	P
SHORT DURATION BOND	P
SMALL CAP EQUITY (both sub accounts maintained by State Street)	P
SMALL CAP GROWTH	P
SMALL-CAP INDEX	P
SMALL-CAP VALUE	P
TECHNOLOGY	P
VALUE ADVANTAGE	P